UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2017

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36600 (Commission File Number)	41-1881957 (IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin (Address of principal executive offices)		54022 (Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 19, 2017, the acquisition of Sajan, Inc., a Delaware corporation (the “Company”), by Amplexor USA Inc., a Delaware corporation (“Buyer”), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of April 25, 2017 (the “Merger Agreement”), by and among the Company, Buyer, and Amplexor Falcon, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub merged with and into the Company with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Buyer (the “Merger”).

At the effective time of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), that was issued and outstanding immediately prior to the effective time of the Merger (other than shares held in the Company’s treasury immediately prior to the effective time of the Merger, which were cancelled and retired without payment, and any dissenting shares) were cancelled and converted into the right to receive the merger consideration of $5.83 per share in cash, without interest and subject to any applicable withholding taxes. Each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that was outstanding immediately prior to the effective time of the Merger, whether or not then vested or exercisable, by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company, the holder of that Company Stock Option or any other person, immediately accelerated and vested and became exercisable and was cancelled and converted into the right to receive from Buyer and the Company an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the excess, if any, of the per share merger consideration over the per share exercise price of such Company Stock Option, less any applicable tax withholding.

Based on the merger consideration of $5.83 per share and the number of shares of Company Common Stock and Company Stock Options outstanding immediately prior to the effective time of the Merger, the purchase price for the Company was approximately $28.5 million.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 26, 2017, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2017, the Company notified The NASDAQ Stock Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company will no longer fulfill the numerical listing requirements of NASDAQ. Accordingly, on July 19, 2017, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, to delist and deregister the shares of the Company Common Stock from NASDAQ. The Company intends to file with the SEC a Form 15 under the Exchange Act to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of shares of the Company Common Stock on NASDAQ ceased as of the close of trading on July 19, 2017.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger, stockholders of the Company immediately prior to the completion of the Merger ceased to have any rights as stockholders of the Company other than the right to receive the merger consideration in accordance with the Merger Agreement. The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, all directors and officers of the Company resigned from their respective positions as directors and/or officers of the Company and each of its subsidiaries and affiliated entities effective as of the effective time of the Merger.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, (i) the Company’s certificate of incorporation was amended and restated in accordance with the Merger Agreement and (ii) the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger became the bylaws of the Company. A copy of the amended and restated certificate of incorporation of the Company is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and a copy of the amended and restated bylaws of the Company is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 19, 2017, the Company held a special meeting of stockholders, at which stockholders of the Company were asked to consider and vote on (1) a proposal to approve and adopt the Merger Agreement and approve the Merger and (2) a proposal to approve, on a non-binding and advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger. The voting results for each matter were as follows:

1.       The stockholders approved and adopted the Merger Agreement and approved the Merger.

For	Against	Abstain
3,367,412	1,726	11,253

2.	The stockholders approved, on a non-binding and advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

For	Against	Abstain
3,209,866	11,278	159,247

3.	The stockholders approved the proposal to adjourn special meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the special meeting to approve the Merger and adopt the Merger Agreement or in the absence of a quorum.

For	Against	Abstain
3,313,566	66,663	162

Item 8.01.	Other Events.

On July 19, 2017, the Company issued a press release announcing that it consummated the Merger. A copy of the press release is included with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated April 25, 2017 by and among Sajan, Inc., Amplexor USA Inc., and Amplexor Falcon, Inc.*

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Press Release issued by Sajan, Inc. dated July 19, 2017.

* Included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 26, 2017. Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Sajan, Inc. agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Thomas P. Skiba
Thomas P. Skiba, Chief Financial Officer

Date: July 20, 2017

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated April 25, 2017 by and among Sajan, Inc., Amplexor USA Inc., and Amplexor Falcon, Inc.*

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Press Release issued by Sajan, Inc. dated July 19, 2017.

* Included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 26, 2017. Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Sajan, Inc. agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.